Exhibit 1.1

$600,000,000

ENCOMPASS HEALTH CORPORATION

4.500% Senior Notes due 2028

4.750% Senior Notes due 2030

UNDERWRITING AGREEMENT

New York, New York

May 12, 2020

BofA Securities, Inc.

as Representative of the

Several Underwriters listed in Schedule 1 hereto

and

Barclays Capital Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Regions Securities LLC

SunTrust Robinson Humphrey, Inc.

Wells Fargo Securities, LLC

as Underwriters listed

in Schedule 1 hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Encompass Health Corporation, a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an additional $300,000,000 aggregate principal amount of the Company’s 4.500% Senior Notes due 2028 (the “2028 Notes”) and an additional $300,000,000 aggregate principal amount of the Company’s 4.750% Senior Notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “Securities”). The Securities will be issued as “Additional Securities” pursuant to the indenture (the “Base Indenture”) dated as of December 1, 2009, between the Company and Wells Fargo Bank, National Association (successor to The Bank of Nova Scotia Trust Company of New York), as trustee (the “Trustee”), as supplemented by the eighth supplemental indenture thereto relating to the 2028 Notes and the ninth supplemental indenture thereto relating to the 2030 Notes, each dated as of the September 18, 2019, among the Company, the subsidiary guarantors party thereto and the Trustee (the “Supplemental Indentures” and, together with the Base Indenture, the “Indenture”), and will be guaranteed on an unsecured senior basis by each of the Guarantors listed in Schedule 2 hereto (the “Guarantors,” and such guarantees the “Guarantees”).

The Company has previously issued $500,000,000 aggregate principal amount of 4.500% Senior Secured Notes due 2028 (the “Existing 2028 Securities”) and $500,000,000 aggregate principal amount of 4.750% Senior Notes due 2030 (the “Existing 2030 Securities” and together with the Existing 2028 Securities, the “Existing Securities”) under the Indenture. The Securities constitute “Securities” (as such term is defined in the Indenture) under the Indenture. Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, (i) the 2028 Notes will have terms identical to the Existing 2028 Securities and will be treated as a single series of debt securities, and (ii) the 2030 Notes will have terms identical to the Existing 2030 Notes and will be treated as a single series of debt securities, in each case for all purposes under the Indenture.

This Underwriting Agreement (this “Agreement”), the Indenture (including each Guarantee set forth therein) and the Securities are herein referred to collectively as the “Transaction Documents.” The issuance and sale of the Securities and the issuance of the Guarantees together with all transactions contemplated herein and in the Disclosure Package and the Final Prospectus are herein referred to collectively as the “Transactions.”

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 22 hereof.

1.     Representations and Warranties. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, the several Underwriters that:

(a)     Registration Statement and Prospectus. The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement (No. 333-220519), as defined in Rule 405, on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing and has been filed with the Commission not earlier than three years prior to the Closing Date. The Company has filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to the Underwriters. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). Except to the extent the Underwriters shall agree in writing to a modification, such final prospectus supplement shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised the Underwriters, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). No order suspending the effectiveness of the Registration has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been instituted or, to the Company’s and the Guarantors’ knowledge, threatened by the Commission.

(b)     Compliance with the Act and the Exchange Act. On each Effective Date, the Registration Statement did, and when the Preliminary Prospectus and Final Prospectus are first filed in accordance with Rule 424(b) and on the Closing Date, the Preliminary Prospectus and Final Prospectus (and any supplement thereto) will, each comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act, and the respective rules and regulations thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or

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omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 8(b) hereof.

(c)     Negative Assurance. (i) The Disclosure Package, when taken together as a whole as of the Execution Time and (ii) each electronic road show (if any) when taken together as a whole with the Disclosure Package as of the Execution Time, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 8(b) hereof.

(d)     Status as Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)     Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)     No Objection to Automatic Shelf. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.

(g)     Free Writing Prospectus. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use therein, it being understood and agreed that the only such information relating to any Underwriter furnished by or on behalf of the Underwriters consists of the information described as such in Section 8(b) hereof.

(h)     Independent Accounting Firm. To the Company’s knowledge, PricewaterhouseCoopers LLP, who has audited the financial statements included in the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”).

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(i)     Financial Statements. The financial statements, together with the related schedules and notes, included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply as to form with the applicable accounting requirements of Regulation S-X under the Act. The supporting schedules, if any, included in the Disclosure Package and the Final Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in, and the summary financial information in the “Capitalization” section of, the Disclosure Package and the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Disclosure Package and the Final Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j)     No Material Adverse Change. Since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise), or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (ii) there have been no transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

(k)     Corporate Formation and Powers. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Prospectus, to enter into and perform its obligations under each of the Transaction Documents and for the consummation of the Transactions; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(l)     Subsidiary Formation and Powers. Each subsidiary of the Company has been duly organized and is a validly existing corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate, limited liability company or limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Prospectus and is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Disclosure Package and the Final Prospectus or as would not result in a Material Adverse Effect, all of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and, to the extent applicable, non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the subsidiaries of the Company was issued in violation of any preemptive or similar rights of any security holder of such subsidiary.

(m)     Due Execution of Transaction Documents. Each Transaction Document has been duly authorized, executed and delivered by the Company and each of the Guarantors party thereto.

(n)     Indenture Authorization and Enforceability. The Base Indenture has been duly authorized and executed by the Company and the Supplemental Indentures have been duly authorized by the Company and each of the Guarantors and, upon effectiveness of the Registration Statement, the Indenture was duly qualified

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under the Trust Indenture Act. The Base Indenture was duly executed and delivered by and constitutes a valid and binding obligation of the Company and the Supplemental Indentures were duly executed and delivered by and constitute a valid and binding obligation of the Company and each of the Guarantors party thereto, in the case of the Base Indenture and each of the Supplemental Indentures, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether enforcement is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”).

(o)     Securities Authorization and Enforceability. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(p)     Conformity to Disclosure. Each Transaction Document and each of the Transactions conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(q)     Violation of Laws. None of the Company or any of its subsidiaries is in violation of any law, ordinance, governmental rule, regulation or court decree to which it is or its properties or assets may be subject, including federal Medicare and Medicaid statutes or any regulations promulgated pursuant to such statutes, or other federal, state or local healthcare statutes or regulations, or has failed to obtain or maintain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or to the conduct of its business, except for such violations or failures that would not, individually or in the aggregate, result in a Material Adverse Effect.

(r)     Violation of Material Agreements. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws (or similar governing documents) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect, and would not materially and adversely affect the consummation of the Transactions or the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents; and the execution, delivery and performance of the Transaction Documents, the consummation of the Transactions and compliance by the Company and the Guarantors with their respective obligations in connection therewith, have been duly authorized by all necessary corporate, limited liability company or limited partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, and would not materially and adversely affect the consummation of the Transactions or the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents, nor will such action result in any violation of the provisions of (i) the charter or by-laws (or similar governing documents) of the Company or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations except, with respect to clause (ii) only, such violations that would not, singly or in the aggregate, result in a Material Adverse Effect, and would not

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materially and adversely affect the consummation of the Transactions or the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s)     Labor. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened, which, in either case, would result in a Material Adverse Effect.

(t)     Inquiry or Investigation. Except as described in the Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry, arbitration or investigation before or brought by any court or governmental agency or body, domestic or foreign, or arbitrator or other person, now pending, or, to the Company’s knowledge, threatened, against or affecting the Company or any of its subsidiaries (including rate appeals, recoupment claims or contests or open or unsettled cost reports, or claims or assertions made in any utilization reviews), which would result in a Material Adverse Effect, or which might materially and adversely affect the consummation of the Transactions or the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents.

(u)     Stabilization. The Company and its affiliates have not taken, directly or indirectly, any action designed to cause or result in any stabilization or manipulation of the price of the Securities.

(v)     Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) described in the Disclosure Package and the Prospectus as being necessary to carry on the business now operated by them, except where the failure to own or possess such Intellectual Property, singly or in the aggregate, would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property and which infringement or conflict, singly or in the aggregate, would result in a Material Adverse Effect.

(w)     Approvals. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is required for the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents or in connection with the consummation of the Transactions, except such as have been already obtained or would not materially and adversely affect the consummation of the Transactions or the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents.

(x)     Licenses. The Company and the Guarantors possess such permits, licenses, approvals, rights to participate in, or the benefit of valid agreements to participate in, Medicare, Medicaid and other third-party payor programs, consents, accreditations and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(y)     Internal Controls. The Company and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Such system of internal control over financial reporting was evaluated for effectiveness and was

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effective as of the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package or the Final Prospectus and the Company and its subsidiaries are not aware of any material weaknesses in such internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(z)     Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures were evaluated for effectiveness and were effective as of the date of the latest financial statements included or incorporated by reference in the Disclosure Package or the Final Prospectus and since such evaluation, the Company has made no significant changes in such system of disclosure controls and procedures or in other systems, processes or otherwise that could materially adversely affect such system of disclosure controls and procedures.

(aa)     Real Property. The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all real property owned or used by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Disclosure Package and the Final Prospectus, (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (iii) would not, singly or in the aggregate, result in a Material Adverse Effect.

(bb)     Environmental. Except as described in the Disclosure Package and the Final Prospectus and except for such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

(cc)     ERISA. Except as described in the Disclosure Package and the Final Prospectus, none of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect. Except as described in the Disclosure Package and the Final Prospectus, no event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect has occurred. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

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(dd)     Foreign Corrupt Practices. None of (x) the Company or any of its subsidiaries, or (y) to the Company’s knowledge, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee)     Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(ff)     OFAC. None of (x) the Company or any of its subsidiaries, or (y) to the Company’s knowledge , any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country, region or territory that is the subject of Sanctions; and the Company will not use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) directly or indirectly for the purpose of funding any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(gg)     Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed (except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law (except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect), and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. All material tax liabilities have been adequately provided for in the financial statements of the Company to the extent required under GAAP.

(hh)     Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is, to the Company’s knowledge, in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that will not have a Material Adverse Effect.

(ii)     Statistical and Market Data. Any statistical and market related data included in the Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

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(jj)     Investment Company. Neither the Company nor any of its subsidiaries is required, and upon the consummation of the Transactions, including the application of the net proceeds therefrom as described in the Disclosure Package and the Final Prospectus, none of them will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(kk)     Solvency. On and immediately after the Closing Date, the Company and the Guarantors (after giving effect to the Transactions) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; and (iii) assuming consummation of the Transactions, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature.

(ll)    Cybersecurity. (i) (x) To the Company’s knowledge, there has been no material security breach or other material compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data, (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect, and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

Any certificate signed by any officer of the Company or by an authorized signatory of a Guarantor, and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or such Guarantor, as applicable, as to matters covered thereby, to each Underwriter.

2.     Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell the Securities to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to (i) 97.5% of the principal amount of the 2028 Notes and (ii) 97.0% of the principal amount of the 2030 Notes, in each case, plus accrued interest from February 1, 2020 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

3.     Delivery and Payment. Delivery of and payment for the Securities shall be made not later than 10:00 a.m., New York time, on May 15, 2020, or at such time on such later date not more than five Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

4.     Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package and the Final Prospectus.

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5.     Agreements. The Company and the Guarantors jointly and severally agree with the several Underwriters that:

(a)     Amendments and Supplements to the Registration Statement, Final Prospectus or Preliminary Prospectus; Preparation of Final Prospectus; Other Matters. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) (other than an amendment or supplement resulting from the filing of a report required to be filed by the Company under the Exchange Act or unless otherwise required by applicable law; provided, however, that from the date hereof to the Closing Date, the Company shall furnish the counsel to the Underwriters with a copy of any Current Report on Form 8-K that it intends to file with the Commission prior to filing such report) to the Base Prospectus unless the Company has furnished the Underwriters with a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably object in a reasonably timely manner. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Final Prospectus, and any supplement thereto (if required), shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) prior to the termination of the offering of Securities of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)     Disclosure Package. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Disclosure Package, file a new registration statement or supplement the Disclosure Package to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Disclosure Package, the Company will promptly (i) notify the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as they may reasonably request.

(c)     Prospectus Delivery. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company will promptly (i) notify the Underwriters of any such event, (ii) prepare and file with the Commission an amendment or supplement or

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new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to the Underwriters in such quantities as they may reasonably request.

(d)     Rule 158. As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)     Copies of Documents. The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriters or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriters may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)     Blue Sky. The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)     Free Writing Prospectus. The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter agrees with the Company that, unless it has or shall have obtained the prior written consent of the Company, neither party has made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)     Ratings. The Company shall take all reasonable action necessary to enable S&P Global Ratings, a division of S&P Global, Inc. (“S&P”), and Moody’s Investors Service Inc. (“Moody’s”) to provide their respective credit ratings of the Securities.

(i)     Agreement not to Offer or Sell Additional Securities. During the period from the date hereof through and including the 90th day following the Closing Date, the Company and each of the Guarantors will not, without the prior written consent of BofA Securities, Inc., offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a stated maturity of more than one year.

(j)     Stabilization. Neither the Company nor the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(k)     Expenses. The Company and the Guarantors jointly and severally agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each

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Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging and any form of electronic distribution) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of the Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Guarantors; (x) any fees charged by rating agencies for the rating of the Securities; (xi) the fees and expenses of the Trustee (including related fees and expenses of any counsel to the Trustee); and (xii) all other costs and expenses incident to the performance by the Company and the Guarantors of their respective obligations under the Transaction Documents.

(l)     Use of Proceeds. The Company will apply the net proceeds of the Securities as described in the Disclosure Package and the Final Prospectus under the heading “Use of Proceeds.”

6.     Conditions to the Obligations of the Underwriter. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors contained herein as of the Execution Time and as of the Closing Date, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions:

(a)    Filings under the Act. The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b) and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or threatened.

(b)     Opinion of Counsel for the Company; Opinion of General Counsel of the Company. The Representative shall have received an opinion, dated the Closing Date, of: (a) Maynard Cooper & Gale, P.C., counsel for the Company, (b) Patrick Darby, Executive Vice President, General Counsel and Corporate Secretary of the Company, (c) Hawley Troxell Ennis & Hawley LLP, covering certain legal matters relating to Idaho law, (d) Bradley Arant Boult Cummings LLP, covering certain legal matters relating to Massachusetts, Mississippi, South Carolina and Texas law, and (e) Snell & Wilmer L.L.P., covering certain legal matters relating to New Mexico law, in each case, in the forms agreed upon by the Representative and such persons on the date hereof.

(c)     Opinion of Counsel for the Representative. The Representative shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

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(d)     Officers’ Certificate. The Company shall have furnished to the Representative a certificate of the Company, signed by a President or Vice President of the Company and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, and this Agreement and that:

(i)     the representations and warranties of the Company and the Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and each of the Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)     no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or, to the Company’s and the Guarantors’ knowledge, threatened; and

(iii)     since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(e)     Comfort Letter. At the time of execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP, a letter dated such date, which in form and substance satisfactory to the Representative and PricewaterhouseCoopers LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Disclosure Package.

(f)     Bring-Down Comfort Letter. At the Closing Date, the Representative shall have received from PricewaterhouseCoopers LLP, a letter dated such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 6, except that the specified dated referred in such letter to shall be a date not more than three Business Days prior to the Closing Date.

(g)     No Material Adverse Change. Subsequent to the date of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h)     No Ratings Agency Change. Subsequent to the Execution Time, (i) there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any of the Company’s debt securities (other than an announcement with positive implications of possible upgrading).

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(i)     Other Documents. Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Underwriters, the Company and the Guarantors, except as provided in Section 7 and except that Sections 1, 5(k), 8 and 11 to 22 shall survive any such termination and remain in full force and effect, hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7.     Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated (i) because a condition to the obligations of the Underwriters set forth in Section 6 (excluding Section (c)) hereof is not satisfied, (ii) because of any termination pursuant to Section 9 hereof, or (iii) because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, then, in each case, the Company and the Guarantors, jointly and severally, agree to reimburse the Underwriters on demand through BofA Securities, Inc. for all expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and sale of the Securities.

8.     Indemnification and Contribution. (a) Indemnification of the Underwriters. The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses (including the fees and disbursements of counsel chosen by BofA Securities, Inc.) reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein, which information consists solely of the information specified in paragraph (b) of this Section 8. This indemnity agreement will be in addition to any liability which the Company or the Guarantors may otherwise have.

(b)     Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to the Underwriters, but only with reference to written information relating to the Underwriters furnished to the Company by or on behalf of the Underwriters specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. The Company acknowledges and agrees that the only written information furnished by the Underwriters consists of the paragraphs in the Disclosure Package and the Final Prospectus under the heading “Underwriting (Conflicts of Interest)” related to short sales, market making, stabilization, penalty bids, and purchases to cover positions created by short sales.

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(c)     Notice and Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel) (which counsel and local counsel will, in connection with any indemnification pursuant to Section 8(a) hereof, be chosen by BofA Securities, Inc.), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)     Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Guarantors jointly and severally agree and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Guarantors and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantors and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and

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opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each affiliate, director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). In no case shall the Underwriters be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriters hereunder. Each Underwriter’s respective obligation to contribute pursuant to this Section 8 is several in proportion to its respective purchase obligations hereunder and not joint.

9.     Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the delivery of and payment for the Securities, (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, that, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement.

10.     Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)     If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

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(c)     If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses as set forth in Section 7 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect; provided, however, that the Company shall not be liable for the payment of expenses incurred by any defaulting Underwriter.

(d)     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.     Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors, the Company’s officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company, the Guarantors or any of the affiliates, officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(k), 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.     Notices. All notices and other communications hereunder shall be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed or transmitted by any standard form of telecommunication, to BofA Securities, Inc. at 50 Rockefeller Plaza, New York, New York 10020, Attention: High Yield Legal Department, Facsimile: (212) 901-7897; or, if sent to the Company, will be mailed or transmitted by any standard form of telecommunication to the Company at 9001 Liberty Parkway, Birmingham, AL 35242, Facsimile: (205) 262-8692, attention of Patrick Darby, Executive Vice President, General Counsel and Corporate Secretary.

13.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the affiliates, officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.     No Fiduciary Duty. The Company and the Guarantors hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principals and not as agents or fiduciaries of the Company and the Guarantors and (c) the Company’s and the Guarantors’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and each Guarantor agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any Guarantor on related or other matters). The Company and each Guarantor agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or to any Guarantor, in connection with such transaction or the process leading thereto.

15.     Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.     Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, or any of them, with respect to the subject matter hereof.

17

17.     Applicable Law. This Agreement and any claim, controversy or dispute arising under or relating to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.     Waiver of Jury Trial. The Company and each Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.     Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement, and any interest and obligation in or under this Agreement, from such Underwriter will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21.     Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22.     Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to remain closed in New York City, New York.

“Commission” shall mean the Securities and Exchange Commission.

18

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) any Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (iv) each Free Writing Prospectus listed on Annex A hereto.

“Effective Date” shall mean each date and time that the Registration Statement, and any post-effective amendment or amendments thereto became or is deemed to become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 5:05 p.m. (EDT) on May 12, 2020.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) above which is used prior to the Execution Time, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

19

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantors and the several Underwriters.

Very truly yours,

Encompass Health Corporation

By:	/s/ Douglas E. Coltharp
Name:	Douglas E. Coltharp
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Encompass Underwriting Agreement]

GUARANTORS

Advanced Homecare Holdings, Inc.
Advanced Homecare Management, Inc.
AHM Texas LP, Inc.
Camellia Medical Systems, Inc.
CareSouth Health System, Inc.
Continental Rehabilitation Hospital of Arizona, Inc.
DOSIK, INC.
EHHI Holdings, Inc.
Encompass Health C Corp Sub Holdings, Inc.
Encompass Health Central Arkansas Holdings, Inc.
Encompass Health Home Health Corporation
Encompass Health Home Health Holdings, Inc.
Encompass Health Jonesboro Holdings, Inc.
Encompass Health Rehabilitation Hospital of City View, Inc.
Encompass Health Rehabilitation Hospital of Colorado Springs, Inc.
Encompass Health Rehabilitation Hospital of Columbia, Inc.
Encompass Health Rehabilitation Hospital of Concord, Inc.
Encompass Health Rehabilitation Hospital of Dothan, Inc.
Encompass Health Rehabilitation Hospital of Florence, Inc.
Encompass Health Rehabilitation Hospital of Manati, Inc.
Encompass Health Rehabilitation Hospital of Montgomery, Inc.
Encompass Health Rehabilitation Hospital of Nittany Valley, Inc.
Encompass Health Rehabilitation Hospital of Panama City, Inc.
Encompass Health Rehabilitation Hospital of San Antonio, Inc.
Encompass Health Rehabilitation Hospital of San Juan, Inc.
Encompass Health Rehabilitation Hospital of Spring Hill, Inc.
Encompass Health Rehabilitation Hospital of Texarkana, Inc.
Encompass Health Rehabilitation Hospital of The Woodlands, Inc.
Encompass Health Rehabilitation Hospital of Treasure Coast, Inc.
Encompass Health Tyler Holdings, Inc.
Encompass Health Yuma Holdings, Inc.
EXCELLA HEALTHCARE, INC.
EXCELLA HOMECARE, INC.
Guardian Home Care, Inc.
HealthSouth Rehabilitation Hospital of Austin, Inc.
Home Health Care of Bogalusa, Inc.
Home Health Care Systems, Inc.
Idaho Homecare Holdings, Inc.
Reliant Blocker Corp.
WellCare, Inc.
Wellmark Healthcare Services of El Paso, Inc.
West Mississippi Home Health Services, Inc.
Western Neuro Care, Inc.

By:	/s/ Edmund M. Fay
Name:	Edmund M. Fay
Title:	Authorized Signatory

[Signature Page to Encompass Underwriting Agreement]

Abba Home Health, L.P.
By:	AHM Texas GP, LLC, its General Partner

AHM Action Home Health, LP
By:	AHM Texas GP, LLC, its General Partner

Best Home Care LP
By:	AHM Texas GP, LLC, its General Partner

DRC Health Systems, L.P.
By:	AHM Texas GP, LLC, its General Partner

Encompass Health Rehabilitation Hospital of Northwest Tucson, L.P.
By:	Continental Rehabilitation Hospital of Arizona, Inc., its General Partner

Encompass Health Rehabilitation Hospital of Tustin, L.P.
By:	Western Neuro Care, Inc., its Managing General Partner

Encompass of Fort Worth, LP
By:	AHM Texas GP, LLC, its General Partner

Encompass of West Texas, LP
By:	AHM Texas GP, LLC, its General Partner

Hallmark Homecare, L.P.
By:	AHM Texas GP, LLC, its General Partner

Preferred Home Health, L.P.
By:	AHM Texas GP, LLC, its General Partner

Texas Senior Care, L.P.
By:	AHM Texas GP, LLC, its General Partner

By:	/s/ Edmund M. Fay
Name:	Edmund M. Fay
Title:	Authorized Signatory

[Signature Page to Encompass Underwriting Agreement]

A&B Home Health Solutions, LLC
AHM Texas GP, LLC
Apex Hospice LLC
Camellia Home Health of Alabama, LLC
Camellia Home Health of East Tennessee, LLC
Camellia Home Health of the Gulf Coast, LLC
Camellia Hospice of Central Mississippi, LLC
Camellia Hospice of East Louisiana, LLC
Camellia Hospice of Louisiana, LLC
Camellia Hospice of North Mississippi, LLC
Camellia Hospice of Northeast Alabama, LLC
Camellia Hospice of Northeast Mississippi, LLC
Camellia Hospice of South Alabama, LLC
Camellia Hospice of Southwest Mississippi, LLC
Camellia Hospice of the Gulf Coast, LLC
CareServices of the Treasure Coast, LLC
CareSouth HHA Holdings of Columbus, LLC
CareSouth HHA Holdings of Dothan, LLC
CareSouth HHA Holdings of Gainesville, LLC
CareSouth HHA Holdings of Greensboro, LLC
CareSouth HHA Holdings of Lexington, LLC
CareSouth HHA Holdings of North Florida, LLC
CareSouth HHA Holdings of Panama City, LLC
CareSouth HHA Holdings of Richmond, LLC
CareSouth HHA Holdings of South Carolina, LLC
CareSouth HHA Holdings of Tallahassee, LLC
CareSouth HHA Holdings of the Bay Area, LLC
CareSouth HHA Holdings of Valley, LLC
CareSouth HHA Holdings of Virginia, LLC
CareSouth HHA Holdings of Washington, LLC
CareSouth HHA Holdings of Western Carolina, LLC
CareSouth HHA Holdings of Winchester, LLC
CareSouth HHA Holdings, LLC
CareSouth Hospice, LLC
Continental Home Care, LLC
Continental Medical Systems, LLC
CS Health & Wellness, LLC
Day-By-Day Staff Relief, LLC
Encompass Health Acquisition Holdings, LLC
Encompass Health Acquisition Holdings Subsidiary, LLC
Encompass Health Alabama Real Estate, LLC
Encompass Health Arizona Real Estate, LLC
Encompass Health Arkansas Real Estate, LLC
Encompass Health Boise Holdings, LLC
Encompass Health Bryan Holdings, LLC
Encompass Health California Real Estate, LLC
Encompass Health Colorado Real Estate, LLC
Encompass Health Deaconess Holdings, LLC
Encompass Health Fairlawn Holdings, LLC
Encompass Health GKBJH Holdings, LLC
Encompass Health Gulfport Holdings, LLC
Encompass Health Home Health of Alabama, LLC
Encompass Health Home Health of Birmingham, LLC
Encompass Health Home Health of Central Virginia, LLC
Encompass Health Home Health of Florida, LLC
Encompass Health Home Health of Kentucky, LLC

[Signature Page to Encompass Underwriting Agreement]

Encompass Health Home Health of New England, LLC
Encompass Health Home Health of Ohio, LLC
Encompass Health Hospice of Alabama, LLC
Encompass Health Hospice of Pennsylvania, LLC
Encompass Health Hospice of the Midwest, LLC
Encompass Health Hospice of the Southwest, LLC
Encompass Health Iowa Real Estate, LLC
Encompass Health Johnson City Holdings, LLC
Encompass Health Joint Ventures Holdings, LLC
Encompass Health Kansas Real Estate, LLC
Encompass Health Kentucky Real Estate, LLC
Encompass Health Littleton Holdings, LLC
Encompass Health Lubbock Holdings, LLC
Encompass Health Martin County Holdings, LLC
Encompass Health Maryland Real Estate, LLC
Encompass Health Massachusetts Real Estate, LLC
Encompass Health Midland Odessa Holdings, LLC
Encompass Health Myrtle Beach Holdings, LLC
Encompass Health Nevada Real Estate, LLC
Encompass Health New Mexico Real Estate, LLC
Encompass Health Ohio Real Estate, LLC
Encompass Health Owned Hospitals Holdings, LLC
Encompass Health Pennsylvania Real Estate, LLC
Encompass Health Properties, LLC
Encompass Health Real Estate, LLC
Encompass Health Rehabilitation Hospital of Abilene, LLC
Encompass Health Rehabilitation Hospital of Albuquerque, LLC
Encompass Health Rehabilitation Hospital of Altamonte Springs, LLC
Encompass Health Rehabilitation Hospital of Arlington, LLC
Encompass Health Rehabilitation Hospital of Austin, LLC
Encompass Health Rehabilitation Hospital of Bakersfield, LLC
Encompass Health Rehabilitation Hospital of Bluffton, LLC
Encompass Health Rehabilitation Hospital of Braintree, LLC
Encompass Health Rehabilitation Hospital of Cardinal Hill, LLC
Encompass Health Rehabilitation Hospital of Charleston, LLC
Encompass Health Rehabilitation Hospital of Cincinnati, LLC
Encompass Health Rehabilitation Hospital of Cypress, LLC
Encompass Health Rehabilitation Hospital of Dallas, LLC
Encompass Health Rehabilitation Hospital of Dayton, LLC
Encompass Health Rehabilitation Hospital of Desert Canyon, LLC
Encompass Health Rehabilitation Hospital of East Valley, LLC
Encompass Health Rehabilitation Hospital of Erie, LLC
Encompass Health Rehabilitation Hospital of Fort Smith, LLC
Encompass Health Rehabilitation Hospital of Franklin, LLC
Encompass Health Rehabilitation Hospital of Fredericksburg, LLC
Encompass Health Rehabilitation Hospital of Gadsden, LLC
Encompass Health Rehabilitation Hospital of Harmarville, LLC
Encompass Health Rehabilitation Hospital of Henderson, LLC
Encompass Health Rehabilitation Hospital of Humble, LLC
Encompass Health Rehabilitation Hospital of Katy, LLC
Encompass Health Rehabilitation Hospital of Kingsport, LLC
Encompass Health Rehabilitation Hospital of Lakeview, LLC
Encompass Health Rehabilitation Hospital of Largo, LLC
Encompass Health Rehabilitation Hospital of Las Vegas, LLC
Encompass Health Rehabilitation Hospital of Littleton, LLC
Encompass Health Rehabilitation Hospital of Mechanicsburg, LLC

[Signature Page to Encompass Underwriting Agreement]

Encompass Health Rehabilitation Hospital of Miami, LLC
Encompass Health Rehabilitation Hospital of Middletown, LLC
Encompass Health Rehabilitation Hospital of Modesto, LLC
Encompass Health Rehabilitation Hospital of Murrieta, LLC
Encompass Health Rehabilitation Hospital of New England, LLC
Encompass Health Rehabilitation Hospital of Newnan, LLC
Encompass Health Rehabilitation Hospital of Northern Kentucky, LLC
Encompass Health Rehabilitation Hospital of Northern Virginia, LLC
Encompass Health Rehabilitation Hospital of Ocala, LLC
Encompass Health Rehabilitation Hospital of Pearland, LLC
Encompass Health Rehabilitation Hospital of Petersburg, LLC
Encompass Health Rehabilitation Hospital of Plano, LLC
Encompass Health Rehabilitation Hospital of Reading, LLC
Encompass Health Rehabilitation Hospital of Richardson, LLC
Encompass Health Rehabilitation Hospital of Round Rock, LLC
Encompass Health Rehabilitation Hospital of Sarasota, LLC
Encompass Health Rehabilitation Hospital of Scottsdale, LLC
Encompass Health Rehabilitation Hospital of Shelby County, LLC
Encompass Health Rehabilitation Hospital of Sugar Land, LLC
Encompass Health Rehabilitation Hospital of Sunrise, LLC
Encompass Health Rehabilitation Hospital of Tallahassee, LLC
Encompass Health Rehabilitation Hospital of the Mid-Cities, LLC
Encompass Health Rehabilitation Hospital of Toms River, LLC
Encompass Health Rehabilitation Hospital of Utah, LLC
Encompass Health Rehabilitation Hospital of Vineland, LLC
Encompass Health Rehabilitation Hospital of Western Massachusetts, LLC
Encompass Health Rehabilitation Hospital of York, LLC
Encompass Health Rehabilitation Hospital The Vintage, LLC
Encompass Health Rehabilitation Hospital Vision Park, LLC
Encompass Health Rehabilitation Institute of Tucson, LLC
Encompass Health Savannah Holdings, LLC
Encompass Health Sea Pines Holdings, LLC
Encompass Health Sewickley Holdings, LLC
Encompass Health South Carolina Real Estate, LLC
Encompass Health South Dakota Real Estate, LLC
Encompass Health Support Companies, LLC
Encompass Health Texas Real Estate, LLC
Encompass Health Tucson Holdings, LLC
Encompass Health Tulsa Holdings, LLC
Encompass Health Utah Real Estate, LLC
Encompass Health ValleyofTheSun Rehabilitation Hospital, LLC
Encompass Health Virginia Real Estate, LLC
Encompass Health Walton Rehabilitation Hospital, LLC
Encompass Health West Tennessee Holdings, LLC
Encompass Health West Virginia Real Estate, LLC
Encompass Health Westerville Holdings, LLC
Encompass Health Winston-Salem Holdings, LLC
Encompass Home Health of Austin, LLC
Encompass Home Health of Colorado, LLC
Encompass Home Health of DFW, LLC
Encompass Home Health of East Texas, LLC
Encompass Home Health of New England, LLC
Encompass Home Health of the Mid Atlantic, LLC
Encompass Home Health of the Midwest, LLC
Encompass Home Health of the Southeast, LLC

[Signature Page to Encompass Underwriting Agreement]

Encompass Home Health of the West, LLC
Encompass Hospice of the West, LLC
EXCELLA ASSOCIATES, L.L.C.
EXCELLA HOME HEALTH AGENCY, LLC
HealthCare Innovations of Oklahoma, L.L.C.
HEALTHCARE INNOVATIONS OF WESTERN OKLAHOMA, L.L.C.
HealthCare Innovations-Travertine Health Services, L.L.C.
HealthSouth Rehabilitation Hospital of Fort Worth, LLC
Hospice Care of Mississippi, LLC
Orion Homecare, LLC
Print Promotions Group, LLC
Rebound, LLC
Rehabilitation Hospital Corporation of America, LLC
Rehabilitation Hospital of North Alabama, LLC
Rehabilitation Hospital of Plano, LLC
Saad Healthcare of St. Clair County LLC
TH of San Antonio LLC

By:	/s/ Edmund M. Fay
Name:	Edmund M. Fay
Title:	Authorized Signatory

[Signature Page to Encompass Underwriting Agreement]

Accepted and agreed to as of the date

first written above

BofA Securities, Inc.,

as Representative and Underwriter

By:	/s/ James C. Brett
Name:	James C. Brett
Title:	Managing Director

[Signature Page to Encompass Underwriting Agreement]

Barclays Capital Inc.,

as an Underwriter

By:	/s/ John Skrobe
Name:	John Skrobe
Title:	Managing Director

[Signature Page to Encompass Underwriting Agreement]

Citigroup Global Markets Inc.,

as an Underwriter

By:	/s/ Akshay Kulkarni
Name:	Akshay Kulkarni
Title:	Director

[Signature Page to Encompass Underwriting Agreement]

Goldman Sachs & Co. LLC,

as an Underwriter

By:	/s/ Shakhi Majumdar
Name:	Shakhi Majumdar
Title:	Authorized Signatory

[Signature Page to Encompass Underwriting Agreement]

J.P. Morgan Securities LLC,

as an Underwriter

By:	/s/ Bradford Garvey
Name:	Bradford Garvey
Title:	Authorized Signatory

[Signature Page to Encompass Underwriting Agreement]

Morgan Stanley & Co. LLC,

as an Underwriter

By:	/s/ Molly Breen
Name:	Molly Breen
Title:	Authorized Signatory

[Signature Page to Encompass Underwriting Agreement]

RBC Capital Markets, LLC,

as an Underwriter

By:	/s/ Charles D. Smith
Name:	Charles D. Smith
Title:	Co-Head, U.S. Leveraged Finance

[Signature Page to Encompass Underwriting Agreement]

Regions Securities LLC,

as an Underwriter

By:	/s/ Thomas Bove
Name:	Thomas Bove
Title:	Vice President

[Signature Page to Encompass Underwriting Agreement]

SunTrust Robinson Humphrey, Inc.,

as an Underwriter

By:	/s/ Ron Caldwell
Name:	Ron Caldwell
Title:	Managing Director

[Signature Page to Encompass Underwriting Agreement]

Wells Fargo Securities, LLC,

as an Underwriter

By:	/s/ Charles Stoll
Name:	Charles Stoll
Title:	Vice President

[Signature Page to Encompass Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of 2028 Notes	Principal Amount of 2030 Notes
BofA Securities, Inc.	$31,950,000.00	$31,950,000.00
Barclays Capital Inc.	$31,950,000.00	$31,950,000.00
Citigroup Global Markets Inc.	$31,950,000.00	$31,950,000.00
Goldman Sachs & Co. LLC	$31,950,000.00	$31,950,000.00
J.P. Morgan Securities LLC	$31,950,000.00	$31,950,000.00
Morgan Stanley & Co. LLC	$31,950,000.00	$31,950,000.00
RBC Capital Markets, LLC	$24,000,000.00	$24,000,000.00
Regions Securities LLC	$20,400,000.00	$20,400,000.00
SunTrust Robinson Humphrey, Inc.	$31,950,000.00	$31,950,000.00
Wells Fargo Securities, LLC	$31,950,000.00	$31,950,000.00
Total	$300,000,000.00	$300,000,000.00

Schedule 2

Guarantor	State of Incorporation or Organization
A&B Home Health Solutions, LLC	Delaware
Abba Home Health, L.P.	Texas
Advanced Homecare Holdings, Inc.	Delaware
Advanced Homecare Management, Inc.	Delaware
AHM Action Home Health, LP	Texas
AHM Texas GP, LLC	Delaware
AHM Texas LP, Inc.	Delaware
Apex Hospice LLC	Texas
Best Home Care LP	Texas
Camellia Home Health of Alabama, LLC	Alabama
Camellia Home Health of East Tennessee, LLC	Delaware
Camellia Home Health of the Gulf Coast, LLC	Mississippi
Camellia Hospice of Central Mississippi, LLC	Mississippi
Camellia Hospice of East Louisiana, LLC	Delaware
Camellia Hospice of Louisiana, LLC	Delaware
Camellia Hospice of North Mississippi, LLC	Mississippi
Camellia Hospice of Northeast Alabama, LLC	Alabama
Camellia Hospice of Northeast Mississippi, LLC	Mississippi
Camellia Hospice of South Alabama, LLC	Mississippi
Camellia Hospice of Southwest Mississippi, LLC	Mississippi
Camellia Hospice of the Gulf Coast, LLC	Mississippi
Camellia Medical Systems, Inc.	Mississippi
CareServices of the Treasure Coast, LLC	Florida
CareSouth Health System, Inc.	Delaware
CareSouth HHA Holdings of Columbus, LLC	Georgia
CareSouth HHA Holdings of Dothan, LLC	Georgia
CareSouth HHA Holdings of Gainesville, LLC	Georgia
CareSouth HHA Holdings of Greensboro, LLC	Georgia
CareSouth HHA Holdings of Lexington, LLC	Georgia
CareSouth HHA Holdings of North Florida, LLC	Georgia
CareSouth HHA Holdings of Panama City, LLC	Florida
CareSouth HHA Holdings of Richmond, LLC	Delaware
CareSouth HHA Holdings of South Carolina, LLC	Georgia
CareSouth HHA Holdings of Tallahassee, LLC	Florida
CareSouth HHA Holdings of the Bay Area, LLC	Georgia
CareSouth HHA Holdings of Valley, LLC	Georgia
CareSouth HHA Holdings of Virginia, LLC	Georgia
CareSouth HHA Holdings of Washington, LLC	Georgia
CareSouth HHA Holdings of Western Carolina, LLC	Georgia
CareSouth HHA Holdings of Winchester, LLC	Georgia
CareSouth HHA Holdings, LLC	Georgia
CareSouth Hospice, LLC	Georgia
Continental Home Care, LLC	Delaware
Continental Medical Systems, LLC	Delaware
Continental Rehabilitation Hospital of Arizona, Inc.	Delaware
CS Health & Wellness, LLC	Georgia

Guarantor	State of Incorporation or Organization
Day-By-Day Staff Relief, LLC	Delaware
DOSIK, INC.	Texas
DRC Health Systems, L.P.	Texas
EHHI Holdings, Inc.	Delaware
Encompass Health Acquisition Holdings Subsidiary, LLC	Delaware
Encompass Health Acquisition Holdings, LLC	Delaware
Encompass Health Alabama Real Estate, LLC	Delaware
Encompass Health Arizona Real Estate, LLC	Delaware
Encompass Health Arkansas Real Estate, LLC	Delaware
Encompass Health Boise Holdings, LLC	Delaware
Encompass Health Bryan Holdings, LLC	Delaware
Encompass Health C Corp Sub Holdings, Inc.	Delaware
Encompass Health California Real Estate, LLC	Delaware
Encompass Health Central Arkansas Holdings, Inc.	Delaware
Encompass Health Colorado Real Estate, LLC	Delaware
Encompass Health Deaconess Holdings, LLC	Delaware
Encompass Health Fairlawn Holdings, LLC	Delaware
Encompass Health GKBJH Holdings, LLC	Delaware
Encompass Health Gulfport Holdings, LLC	Delaware
Encompass Health Home Health Corporation	Delaware
Encompass Health Home Health Holdings, Inc.	Delaware
Encompass Health Home Health of Alabama, LLC	Delaware
Encompass Health Home Health of Birmingham, LLC	Delaware
Encompass Health Home Health of Central Virginia, LLC	Delaware
Encompass Health Home Health of Florida, LLC	Delaware
Encompass Health Home Health of Kentucky, LLC	Delaware
Encompass Health Home Health of New England, LLC	Delaware
Encompass Health Home Health of Ohio, LLC	Delaware
Encompass Health Hospice of Alabama, LLC	Delaware
Encompass Health Hospice of Pennsylvania, LLC	Delaware
Encompass Health Hospice of the Midwest, LLC	Delaware
Encompass Health Hospice of the Southwest, LLC	Delaware
Encompass Health Iowa Real Estate, LLC	Delaware
Encompass Health Johnson City Holdings, LLC	Delaware
Encompass Health Joint Ventures Holdings, LLC	Delaware
Encompass Health Jonesboro Holdings, Inc.	Delaware
Encompass Health Kansas Real Estate, LLC	Delaware
Encompass Health Kentucky Real Estate, LLC	Delaware
Encompass Health Littleton Holdings, LLC	Delaware
Encompass Health Lubbock Holdings, LLC	Delaware
Encompass Health Martin County Holdings, LLC	Delaware
Encompass Health Maryland Real Estate, LLC	Delaware
Encompass Health Massachusetts Real Estate, LLC	Delaware
Encompass Health Midland Odessa Holdings, LLC	Delaware
Encompass Health Myrtle Beach Holdings, LLC	Delaware
Encompass Health Nevada Real Estate, LLC	Delaware
Encompass Health New Mexico Real Estate, LLC	Delaware
Encompass Health Ohio Real Estate, LLC	Delaware

Guarantor	State of Incorporation or Organization
Encompass Health Owned Hospitals Holdings, LLC	Delaware
Encompass Health Pennsylvania Real Estate, LLC	Delaware
Encompass Health Properties, LLC	Delaware
Encompass Health Real Estate, LLC	Delaware
Encompass Health Rehabilitation Hospital of Abilene, LLC	Delaware
Encompass Health Rehabilitation Hospital of Albuquerque, LLC	Delaware
Encompass Health Rehabilitation Hospital of Altamonte Springs, LLC	Delaware
Encompass Health Rehabilitation Hospital of Arlington, LLC	Delaware
Encompass Health Rehabilitation Hospital of Austin, LLC	Delaware
Encompass Health Rehabilitation Hospital of Bakersfield, LLC	Delaware
Encompass Health Rehabilitation Hospital of Bluffton, LLC	Delaware
Encompass Health Rehabilitation Hospital of Braintree, LLC	Delaware
Encompass Health Rehabilitation Hospital of Cardinal Hill, LLC	Delaware
Encompass Health Rehabilitation Hospital of Charleston, LLC	South Carolina
Encompass Health Rehabilitation Hospital of Cincinnati, LLC	Delaware
Encompass Health Rehabilitation Hospital of City View, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Colorado Springs, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Columbia, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Concord, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Cypress, LLC	Delaware
Encompass Health Rehabilitation Hospital of Dallas, LLC	Delaware
Encompass Health Rehabilitation Hospital of Dayton, LLC	Delaware
Encompass Health Rehabilitation Hospital of Desert Canyon, LLC	Delaware
Encompass Health Rehabilitation Hospital of Dothan, Inc.	Alabama
Encompass Health Rehabilitation Hospital of East Valley, LLC	Delaware
Encompass Health Rehabilitation Hospital of Erie, LLC	Delaware
Encompass Health Rehabilitation Hospital of Florence, Inc.	South Carolina
Encompass Health Rehabilitation Hospital of Fort Smith, LLC	Delaware
Encompass Health Rehabilitation Hospital of Franklin, LLC	Delaware
Encompass Health Rehabilitation Hospital of Fredericksburg, LLC	Delaware
Encompass Health Rehabilitation Hospital of Gadsden, LLC	Delaware
Encompass Health Rehabilitation Hospital of Harmarville, LLC	Delaware
Encompass Health Rehabilitation Hospital of Henderson, LLC	Delaware
Encompass Health Rehabilitation Hospital of Humble, LLC	Delaware
Encompass Health Rehabilitation Hospital of Katy, LLC	Delaware
Encompass Health Rehabilitation Hospital of Kingsport, LLC	Delaware
Encompass Health Rehabilitation Hospital of Lakeview, LLC	Delaware
Encompass Health Rehabilitation Hospital of Largo, LLC	Delaware
Encompass Health Rehabilitation Hospital of Las Vegas, LLC	Delaware
Encompass Health Rehabilitation Hospital of Littleton, LLC	Delaware
Encompass Health Rehabilitation Hospital of Manati, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Mechanicsburg, LLC	Delaware
Encompass Health Rehabilitation Hospital of Miami, LLC	Delaware
Encompass Health Rehabilitation Hospital of Middletown, LLC	Delaware
Encompass Health Rehabilitation Hospital of Modesto, LLC	Delaware
Encompass Health Rehabilitation Hospital of Montgomery, Inc.	Alabama
Encompass Health Rehabilitation Hospital of Murrieta, LLC	Delaware
Encompass Health Rehabilitation Hospital of New England, LLC	Delaware

Guarantor	State of Incorporation or Organization
Encompass Health Rehabilitation Hospital of Newnan, LLC	Delaware
Encompass Health Rehabilitation Hospital of Nittany Valley, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Northern Kentucky, LLC	Delaware
Encompass Health Rehabilitation Hospital of Northern Virginia, LLC	Delaware
Encompass Health Rehabilitation Hospital of Northwest Tucson, L.P.	Delaware
Encompass Health Rehabilitation Hospital of Ocala, LLC	Delaware
Encompass Health Rehabilitation Hospital of Panama City, Inc.	Florida
Encompass Health Rehabilitation Hospital of Pearland, LLC	Delaware
Encompass Health Rehabilitation Hospital of Petersburg, LLC	Delaware
Encompass Health Rehabilitation Hospital of Plano, LLC	Delaware
Encompass Health Rehabilitation Hospital of Reading, LLC	Delaware
Encompass Health Rehabilitation Hospital of Richardson, LLC	Delaware
Encompass Health Rehabilitation Hospital of Round Rock, LLC	Delaware
Encompass Health Rehabilitation Hospital of San Antonio, Inc.	Delaware
Encompass Health Rehabilitation Hospital of San Juan, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Sarasota, LLC	Delaware
Encompass Health Rehabilitation Hospital of Scottsdale, LLC	Delaware
Encompass Health Rehabilitation Hospital of Shelby County, LLC	Delaware
Encompass Health Rehabilitation Hospital of Spring Hill, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Sugar Land, LLC	Delaware
Encompass Health Rehabilitation Hospital of Sunrise, LLC	Delaware
Encompass Health Rehabilitation Hospital of Tallahassee, LLC	Delaware
Encompass Health Rehabilitation Hospital of Texarkana, Inc.	Delaware
Encompass Health Rehabilitation Hospital of the Mid-Cities, LLC	Delaware
Encompass Health Rehabilitation Hospital of The Woodlands, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Toms River, LLC	Delaware
Encompass Health Rehabilitation Hospital of Treasure Coast, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Tustin, L.P.	Delaware
Encompass Health Rehabilitation Hospital of Utah, LLC	Delaware
Encompass Health Rehabilitation Hospital of Vineland, LLC	Delaware
Encompass Health Rehabilitation Hospital of Western Massachusetts, LLC	Massachusetts
Encompass Health Rehabilitation Hospital of York, LLC	Delaware
Encompass Health Rehabilitation Hospital The Vintage, LLC	Delaware
Encompass Health Rehabilitation Hospital Vision Park, LLC	Delaware
Encompass Health Rehabilitation Institute of Tucson, LLC	Alabama
Encompass Health Savannah Holdings, LLC	Delaware
Encompass Health Sea Pines Holdings, LLC	Delaware
Encompass Health Sewickley Holdings, LLC	Delaware
Encompass Health South Carolina Real Estate, LLC	Delaware
Encompass Health South Dakota Real Estate, LLC	Delaware
Encompass Health Support Companies, LLC	Delaware
Encompass Health Texas Real Estate, LLC	Delaware
Encompass Health Tucson Holdings, LLC	Delaware
Encompass Health Tulsa Holdings, LLC	Delaware
Encompass Health Tyler Holdings, Inc.	Delaware
Encompass Health Utah Real Estate, LLC	Delaware
Encompass Health ValleyofTheSun Rehabilitation Hospital, LLC	Delaware
Encompass Health Virginia Real Estate, LLC	Delaware

Guarantor	State of Incorporation or Organization
Encompass Health Walton Rehabilitation Hospital, LLC	Delaware
Encompass Health West Tennessee Holdings, LLC	Delaware
Encompass Health West Virginia Real Estate, LLC	Delaware
Encompass Health Westerville Holdings, LLC	Delaware
Encompass Health Winston-Salem Holdings, LLC	Delaware
Encompass Health Yuma Holdings, Inc.	Delaware
Encompass Home Health of Austin, LLC	Texas
Encompass Home Health of Colorado, LLC	Delaware
Encompass Home Health of DFW, LLC	Texas
Encompass Home Health of East Texas, LLC	Delaware
Encompass Home Health of New England, LLC	Delaware
Encompass Home Health of the Mid Atlantic, LLC	Delaware
Encompass Home Health of the Midwest, LLC	Delaware
Encompass Home Health of the Southeast, LLC	Florida
Encompass Home Health of the West, LLC	Idaho
Encompass Hospice of the West, LLC	Idaho
Encompass of Fort Worth, LP	Texas
Encompass of West Texas, LP	Texas
EXCELLA ASSOCIATES, L.L.C.	Massachusetts
EXCELLA HEALTHCARE, INC.	Massachusetts
EXCELLA HOME HEALTH AGENCY, LLC	Massachusetts
EXCELLA HOMECARE, INC.	Massachusetts
Guardian Home Care, Inc.	Idaho
Hallmark Homecare, L.P.	Texas
HealthCare Innovations of Oklahoma, L.L.C.	Texas
HEALTHCARE INNOVATIONS OF WESTERN OKLAHOMA, L.L.C.	Texas
HealthCare Innovations-Travertine Health Services, L.L.C.	Texas
HealthSouth Rehabilitation Hospital of Austin, Inc.	Delaware
HealthSouth Rehabilitation Hospital of Fort Worth, LLC	Delaware
Home Health Care of Bogalusa, Inc.	Delaware
Home Health Care Systems, Inc.	Mississippi
Hospice Care of Mississippi, LLC	Mississippi
Idaho Homecare Holdings, Inc.	Idaho
Orion Homecare, LLC	Idaho
Preferred Home Health, L.P.	Texas
Print Promotions Group, LLC	Delaware
Rebound, LLC	Delaware
Rehabilitation Hospital Corporation of America, LLC	Delaware
Rehabilitation Hospital of North Alabama, LLC	Delaware
Rehabilitation Hospital of Plano, LLC	Delaware
Reliant Blocker Corp.	Delaware
Saad Healthcare of St. Clair County LLC	Delaware
Texas Senior Care, L.P.	Texas
TH of San Antonio LLC	Texas
WellCare, Inc.	New Mexico
Wellmark Healthcare Services of El Paso, Inc.	Texas
West Mississippi Home Health Services, Inc.	Mississippi
Western Neuro Care, Inc.	Delaware

ANNEX A

1.	Term sheet containing the terms of the Securities in the form of Annex B.

ANNEX B

PRICING TERM SHEET

1.	The free writing prospectus filed on May 12, 2020 by the Company with the SEC pursuant to Rule 433.